RESIGNATION OF ADMINISTRATOR
                               OF
                        ABI CAPITAL TRUST


     The undersigned hereby resigns as an Administrator of ABI Capital Trust, a Delaware statutory trust, under the Amended and Restated Trust Agreement, dated July 7, 1998 (the "Trust Agreement"), by and among the American Bancshares, Inc., a Florida corporation, as Depositor, Bankers Trust Company, a New York banking corporation, as Property Trustee, and Bankers Trust (Delaware), a Delaware banking corporation, as Delaware Trustee, effective as of, and conditioned upon, the closing of the merger of American Bancshares, Inc. with and into Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation ("Acquisition Subsidiary"), pursuant to the Agreement and Plan of Reorganization, dated as of September 6, 1999, as amended January 24, 2000, by and among American Bancshares, Inc., Acquisition Subsidiary, and Gold Banc Corporation, Inc., a Kansas corporation and parent corporation of Acquisition Subsidiary.

     To the extent that the undersigned is otherwise employed by American, nothing in this resignation, shall be deemed to constitute a resignation of such employment.

     All Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.



     Dated March 20, 2000.



                              /s/ Jerry L. Neff
                              Jerry L. Neff
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